UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 8, 2014
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2014, Roadrunner Transportation Systems, Inc., a Delaware corporation (“Roadrunner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Falcon Merger Corp., a Delaware corporation and a wholly owned subsidiary of Roadrunner (“Merger Sub”), Active Aero Group Holdings, Inc., a Delaware corporation (“AAGH”), and Project Laser Holdings, LLC, a Delaware limited liability company, solely in its capacity as the Representative, pursuant to which, upon the terms and subject to the satisfaction of the conditions set forth therein, Merger Sub will be merged with and into AAGH (the “Merger”), with AAGH continuing as the surviving corporation to the Merger and a wholly owned subsidiary of Roadrunner.
Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, all outstanding shares of capital stock of AAGH will be converted into the right to receive merger consideration of approximately $115 million in cash, subject to certain customary adjustments. The acquisition will be financed with borrowings under Roadrunner’s fifth amended and restated credit agreement described in Item 2.03 of Roadrunner’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2014.
The Merger Agreement contains customary representations, warranties and covenants of the parties that are typical in transactions of this size, type and complexity. The completion of the Merger is subject to customary closing conditions, including the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Roadrunner or AAGH, contains representations and warranties of each of Roadrunner, AAGH and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that AAGH delivered to Roadrunner in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Roadrunner’s public disclosures.

Item 8.01.	Other Events.

On August 11, 2014, Roadrunner issued a press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

2.1
Agreement and Plan of Merger, dated as of August 8, 2014, by and among Roadrunner Transportation Systems, Inc., Project Falcon Merger Corp., Active Aero Group Holdings, Inc. and Project Laser Holdings, LLC, as the Representative*

99.1	Press Release, dated August 11, 2014, entitled “Roadrunner Transportation Systems to Acquire Active Aero Group”
* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RRTS agrees to furnish a supplemental copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: August 11, 2014	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Agreement and Plan of Merger, dated as of August 8, 2014, by and among Roadrunner Transportation Systems, Inc., Project Falcon Merger Corp., Active Aero Group Holdings, Inc. and Project Laser Holdings, LLC, as the Representative*

99.1	Press Release, dated August 11, 2014, entitled “Roadrunner Transportation Systems to Acquire Active Aero Group”
* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. RRTS agrees to furnish a supplemental copy of any omitted schedules to the SEC upon request.